SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2007 (April 12, 2007)

CHINA FIRE & SECURITY GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	000-50491	65-1193022
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

South Banbidian Industrial Park,
Liqiao Township, Shunyi District
Beijing 101304, People’s Republic of China
(Address of Principal Executive Offices)

(86-10) 8416 3816
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Effective April 12, 2007, we expanded the size of our board of directors from three directors to seven directors and appointed the following four individuals as new members of our board: Ms. Tieying Guo, Mr. Gene Michael Bennett, Mr. Guoyou Zhang, Mr. Yushen Liu. Mr. Bennett, Mr. Zhang and Mr. Liu were determined by the board to be “independent” directors under applicable SEC and Nasdaq rules. Ms. Guo is the President of our subsidiary in China, Sureland Industrial Fire Safety Limited.

In connection with these new board appointments, our board formed an audit committee, a compensation committee and a governance and nominating committee. Mr. Bennett is the Chairman of our audit committee of which Mr. Zhang and Mr. Wu were appointed as members. Mr. Zhang is the Chairman of our compensation committee of which Mr. Wu and Mr. Liu were appointed as members. Mr. Wu is the Chairman of our governance and nominating committee of which Mr. Zhang and Mr. Liu were appointed as members. All the three committees are comprised solely of our independent directors.

Non-employee directors will receive compensation for their service on the board. The Company is in the process of setting up a formal compensation program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FIRE & SECURITY GROUP, INC.

Date: April 16, 2007	By:	/s/ Brian Lin
Name: Brian Lin
Title: Chief Executive Officer